Exhibit 99.1
MEADOWBROOK INSURANCE GROUP, INC.
(NYSE — MIG)

CONTACT:	Karen M. Spaun, SVP & Chief Financial Officer, (248) 204-8178
Holly Moltane, Controller – GAAP Financial Reporting, (248) 204-8590

MEADOWBROOK INSURANCE GROUP, INC.
REPORTS THIRD QUARTER RESULTS
• Net operating income up 6.9% to $11.7 million, or $0.20 per diluted share
• Net income up 162.5% to $11.0 million, or $0.19 per diluted share
• Combined Ratio of 95.3%
• Gross Written Premium up 40.6%
• Book Value per share of $8.91, up 16.6% year to date
• Increased quarterly dividend to $0.03 per share
SOUTHFIELD, MICHIGAN
November 2, 2009
Third Quarter 2009 Highlights and Overview:
•	Net operating income, a non-GAAP measure, increased 6.9% to $11.7 million, or $0.20 per diluted share on 57.6 million shares, in the third quarter of 2009 compared to $10.9 million, or $0.23 per diluted share on 47.6 million shares, in the third quarter of 2008.

•	Net income increased $6.8 million to $11.0 million, or $0.19 per diluted share, in the third quarter of 2009 compared to $4.2 million, or $0.09 per diluted share for the third quarter of 2008.

•	The combined ratio was 95.3% in the third quarter of 2009, compared to 96.7% for the third quarter of 2008.

•	Book value per share increased by 16.6% year to date to $8.91 per share compared to $7.64 per share at December 31, 2008. Unrealized gains, net of tax, increased book value by $0.68 per share since December 31, 2008.

•	Increased quarterly dividend by $0.01 per share to $0.03 per share.
September 30, 2009 Year to Date Highlights:
•	2009 year to date net operating income, a non-GAAP measure, increased 50.5% to $40.0 million, or $0.69 per diluted share on 57.5 million shares, compared to $26.5 million, or $0.65 per diluted share on 40.7 million shares, for the same period in 2008.

•	2009 year to date net income increased 83.9% to $36.2 million, or $0.63 per diluted share, compared to $19.7 million, or $0.48 per diluted share for the same period in 2008.

•	The 2009 year to date combined ratio improved to 91.9% compared to 94.0% for the same period in 2008.

•	Gross written premiums for the first nine months of 2009 grew by 58.5% to $505.9 million compared to $319.3 for the period ended September 30, 2008.
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Meadowbrook Insurance Group, Inc. (NYSE: MIG) reported that third quarter net operating income, a non-GAAP measure, grew by 6.9% to $11.7 million, or $0.20 per diluted share, compared to $10.9 million, or $0.23 per diluted share in the third quarter of 2008. Net income increased $6.8 million to $11.0 million, or $0.19 per diluted share in the third quarter of 2009 compared to $4.2 million, or $0.09 per diluted share in the third quarter of 2008. Third quarter 2009 net income includes after-tax losses of $3.7 million related to isolated hail and tornado storm losses and one large fire loss. Third quarter 2008 net income included the after-tax impact of $5.4 million in losses related to Hurricanes Gustav and Ike and a $6.7 million after-tax realized loss primarily due to the other than temporary impairments of Freddie Mac, Fannie Mae and Lehman Brothers preferred stock.
The third quarter 2009 GAAP combined ratio was 95.3%, compared to 96.7% for the third quarter of 2008. The loss ratio for the third quarter of 2009 was 64.5% compared to 65.7% for the third quarter of 2008. The third quarter 2009 loss ratio includes 4.5 percentage points of favorable prior year reserve development, compared to 5.5 percentage points of favorable prior year reserve development in the third quarter of 2008. The expense ratio for the third quarter of 2009 was 30.8% compared to 31.0% for the third quarter of 2008.
Third quarter 2009 gross written premium increased 40.6% to $189.0 million compared to $134.4 million in the third quarter of 2008. The increase in gross written premium in the third quarter of 2009 was primarily due to programs we initiated in 2008 and 2009. Additionally, third quarter 2009 gross written premiums include the full three months of premium from Century, but due to the timing of the merger in 2008, only two months of Century’s premium are included for the third quarter of 2008.
Net commission and fee revenue for the third quarter of 2009 declined as expected to $10.8 million compared to $12.3 million in the third quarter of 2008. The decline was primarily the result of lower premium volume due to mandatory rate reductions and competition. Additionally, a program for which we previously provided policy administration services decided to perform those functions in-house.
Commenting on the results, Meadowbrook President and Chief Executive Officer Robert S. Cubbin stated: “While pricing remains adequate, we continue to see selective growth and as a result we are positioned to achieve results at the high end of the range we previously set of $46 million to $52 million of net operating income for 2009. This generates operating EPS at around $0.90 per share. Growth in gross written premium was 40.6% for the quarter, due primarily to select new programs that we implemented during 2008 and 2009. These program opportunities demonstrate our capability to grow in a manner that leverages our regional underwriting expertise with programs that have a history of underwriting profitability. Excluding the premium from the Century acquisition, our gross written premium grew by 36.2% during the third quarter and 18.6% on a year to date basis. In the context of our historically good operating results, our strong capital position and our expectations for the future, we increased our dividend by $0.01 per share in the third quarter to $0.03 per share. Also during the third quarter, we repurchased 300,000 shares, and given our current book value and share price, opportunities may emerge where we may be more active in the share repurchase market.”
Year to Date September 30, 2009 Overview
Net operating income for the nine months ended September 30, 2009 increased 50.5% to $40.0 million, or $0.69 per diluted share on 57.5 million shares, compared to $26.5 million, or $0.65 per diluted share on 40.7 million shares for the same period in 2008. Net income for the first nine months of 2009 increased 83.9% to $36.2 million or $0.63 per share compared to $19.7 million or $0.48 per share for the same period in 2008. Our year to date results for 2009, include $3.3 million of other than temporary impairment charges on our investment portfolio compared to $7.6 million in other than temporary impairment charges for the first nine months of 2008. For the first nine months of 2009, pre-tax fee-for-service income, excluding amortization, declined by 72.0% to $2.7 million from $9.7 million for the nine months ended September 30, 2008.
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For the nine months ended September 30, 2009, gross written premiums increased $186.6 million, or 58.5%, to $505.9 million compared to $319.3 million for the same period last year. Excluding Century Insurance Group premium, gross written premium grew by 18.6% for the comparative nine month period.
Our year to date GAAP combined ratio for 2009 improved to 91.9% compared to 94.0% for the year to date period ended September 30, 2008. The loss ratio for the nine months ended September 30, 2009 was 60.7% compared to 63.2% for the same period in 2008. The expense ratio for the nine months ended September 30, 2009 was 31.2% compared to 30.8% for same period in 2008. The year to date 2009 combined ratio includes 5.3 points of favorable prior year development compared to 4.6 points of favorable prior year development for year to date 2008.
Other Matters
Shareholders’ Equity:
At September 30, 2009, shareholders’ equity was $509.3 million, or $8.91 per common share compared to $438.2 million, or $7.64 per common share, at December 31, 2008. The book value increase of 16.6% includes unrealized gains from our investment portfolio of $0.68 per share since December 31, 2008.
At September 30, 2009, our debt-to-equity ratio was 26.2% compared to 32.2% at December 31, 2008. Our debt to equity ratio excluding debentures was 10.3% at September 30, 2009 compared to 13.8% at December 31, 2008.
Dividend and Share Repurchases:
On October 30, 2009, our Board of Directors declared a quarterly dividend of $0.03 per share payable on November 30, 2009 to shareholders of record as of November 13, 2009, up from $0.02 per share in the prior quarter.
We repurchased 300,000 shares during the third quarter of 2009 at $7.72 per share. As of September 30, 2009, we have available up to 1,900,000 shares remaining under our current share repurchase plan.
Investment Portfolio:
At September 30, 2009 our pre-tax book yield was 4.6%. The duration of the portfolio was 4.5 years at September 30, 2009, compared to 4.5 years at September 30, 2008. The year to date average reinvestment yield is 5.0% and the average pre-tax book yield on new purchases during the third quarter of 2009 was 4.4%.
Net investment income for the third quarter of 2009 was $12.8 million, up from $10.6 million in the third quarter of 2008. For the nine months ended September 30, 2009 net investment income was $37.5 million compared to $24.7 million for the same period in 2008. The increases in net investment income for the quarter and year to date periods are primarily related to investment income from the Century Insurance portfolio.
2009 and 2010 Expectations
Our 2009 annualized outlook for gross written premium and net operating income has not changed. We continue to expect gross written premium in a range of $695.0 million to $715.0 million and net operating income at the higher end of a range of $46.0 million to $52.0 million, or $0.80 to $0.90 per share.
For 2010, we expect net operating income to be in a range of $48.5 million to $54.5 million. We expect gross written premium in a range of $790 million to $815 million, and the combined ratio should be in a
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range of 95.5% to 96.5%. Achieving results within these ranges would result in net operating income in a range of $0.85 to $0.95 per share.
Commenting on the 2010 outlook, Mr. Cubbin stated: “As our new program initiatives from 2008 and 2009 continue to develop and gain traction, we expect that we can continue to grow profitably while maintaining price adequacy. We expect the market to remain competitive and somewhat unpredictable into 2010. While our guidance range for 2010 is rather wide at this point, we expect to be in a better position to narrow the range as we complete 2009 and begin 2010.”
Conference Call
Meadowbrook’s 2009 third quarter and year to date results will be discussed by management in more detail on Tuesday, November 3, 2009 at 9:00 a.m. Eastern Time.
To listen to the call, please dial 1-877-407-0782 approximately five minutes prior to the start of the call and ask for the Meadowbrook conference call. Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties via the investor relations section of our website at www.meadowbrook.com or www.investorcalendar.com.
For those who cannot listen to the live conference call, a replay of the call will be available through Tuesday November 10, 2009 by dialing 1-877-660-6853 and referring to conference ID 335080 and account number 286. The webcast will be archived and available for replay through Wednesday, March 3, 2010.
About Meadowbrook Insurance Group
Meadowbrook Insurance Group, Inc., based in Southfield, Michigan, is a leader in the specialty program management market. Meadowbrook includes several agencies, claims and loss prevention facilities, self-insured management organizations and seven property and casualty insurance underwriting companies, including one in Bermuda. Meadowbrook has twenty-six locations in the United States. Meadowbrook is a risk management organization, specializing in specialty risk management solutions for agents, professional and trade associations, and small to medium-sized insureds. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol “MIG”. For further information, please visit Meadowbrook’s corporate web site at www.meadowbrook.com.
Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. Please refer to the Company’s most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectability of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
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EARNINGS RELEASE	PAGE 5
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED BALANCE SHEET INFORMATION

	SEPTEMBER 30,	DECEMBER 31,
(In Thousands, Except Per Share Data)	2009	2008
BALANCE SHEET DATA

ASSETS
Cash and invested assets	$1,186,585	$1,085,648
Premium & agents balances	146,083	117,675
Reinsurance recoverable	273,065	268,703
Deferred policy acquisition costs	65,879	56,454
Prepaid reinsurance premiums	33,408	31,885
Goodwill	118,842	119,028
Other assets	130,152	134,523

Total Assets	$1,954,014	$1,813,916

LIABILITIES
Loss and loss adjustment expense reserves	$924,227	$885,697
Unearned premium reserves	316,777	282,086
Debt	52,688	60,250
Debentures	80,930	80,930
Other liabilities	70,108	66,783

Total Liabilities	1,444,730	1,375,746

STOCKHOLDERS’ EQUITY
Common stockholders’ equity	509,284	438,170

Total Liabilities & Stockholders’ Equity	$1,954,014	$1,813,916

Book value per common share	$8.91	$7.64

Book value per common share excluding unrealized gain/loss, net of deferred taxes	$8.29	$7.70

EARNINGS RELEASE	PAGE 6
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

	FOR THE QUARTER		FOR THE NINE MONTHS
(In Thousands, Except	ENDED SEPTEMBER 30,		ENDED SEPTEMBER 30,
Share & Per Share Data)	2009	2008	2009	2008
SUMMARY DATA
Gross written premiums	$188,985	$134,418	$505,867	$319,256
Net written premiums	158,705	112,465	426,745	259,935

REVENUES
Net earned premiums	$137,399	$104,243	$393,577	$247,296
Net commissions and fees	10,753	12,309	29,386	33,972
Net investment income	12,764	10,622	37,503	24,687
Net realized losses	(742)	(7,290)	(3,692)	(7,467)

Total Revenues	160,174	119,884	456,774	298,488
EXPENSES
Net losses & loss adjustment expenses (1)	83,553	63,932	223,804	145,135
Salaries & employee benefits	19,629	17,056	59,401	43,954
Interest expense	2,620	2,333	8,061	4,898
Policy acquisition and other underwriting expenses (1)	28,824	19,470	79,932	45,333
Amortization expense	1,422	1,531	4,350	4,645
Other administrative expenses	9,013	8,055	29,323	24,847

Total Expenses	145,061	112,377	404,871	268,812
INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS	15,113	7,509	51,903	29,676
Income tax expense	4,167	3,338	15,868	10,128
Equity earnings of affiliates	73	26	169	143

NET INCOME	$11,019	$4,197	$36,204	$19,691

NET OPERATING INCOME (2)	$11,688	$10,938	$39,957	$26,549

Amortization expense	1,422	1,531	4,350	4,645

NET OPERATING INCOME, excluding amortization expense (3)	$13,110	$12,469	$44,307	$31,194

Diluted earnings per common share
Net income	$0.19	$0.09	$0.63	$0.48
Net operating income	$0.20	$0.23	$0.69	$0.65
Net operating income, excluding amortization expense	$0.23	$0.26	$0.77	$0.77
Diluted weighted average common shares outstanding	57,563,263	47,595,572	57,531,391	40,657,894
GAAP ratios:

Loss & LAE ratio	64.5%	65.7%	60.7%	63.2%
Other underwriting expense ratio	30.8%	31.0%	31.2%	30.8%

GAAP combined ratio	95.3%	96.7%	91.9%	94.0%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The following supplemental information sets forth the intercompany fees, which are eliminated upon consolidation.

(2)	While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

(3)	While net operating income, excluding amortization expense, is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Management believes this information is beneficial as amortization expense reflects an interim non-cash charge and in the long-term cash earnings will reflect GAAP earnings as we complete the amortization periods associated with current acquisitions. Net operating income, excluding amortization expense, is net income less realized gains (losses) net of taxes associated with such gains (losses) and less amortization expense.

EARNINGS RELEASE	PAGE 7
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED UNCONSOLIDATED GAAP DATA

	FOR THE QUARTER		FOR THE NINE MONTHS
	ENDED SEPTEMBER 30,		ENDED SEPTEMBER 30,
(In Thousands)	2009	2008	2009	2008
Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$137,399	$104,243	$393,577	$247,296

Consolidated net loss and LAE (1)	$83,553	$63,932	$223,804	$145,135
Intercompany claim fees	5,049	4,508	15,152	11,243

Unconsolidated net loss and LAE	$88,602	$68,440	$238,956	$156,378

GAAP loss and LAE ratio	64.5%	65.7%	60.7%	63.2%

Consolidated policy acquisition and other underwriting expenses (1)	$28,824	$19,537	$79,932	$45,400
Intercompany administrative and other underwriting fees	13,428	12,821	42,995	30,741

Unconsolidated policy acquisition and other underwriting expenses	$42,252	$32,358	$122,927	$76,141

GAAP other underwriting expense ratio	30.8%	31.0%	31.2%	30.8%

GAAP combined ratio	95.3%	96.7%	91.9%	94.0%

	2009	2008	2009	2008
Unconsolidated GAAP data — Gross Commissions and Fees:

Managed programs:
Management fees	$6,142	$6,972	$15,241	$17,178
Claims fees	1,802	2,304	5,774	6,789
Loss control fees	493	467	1,502	1,602
Reinsurance brokerage	333	177	488	571

Total managed programs	8,770	9,920	23,005	26,140
Agency commissions	2,031	2,631	6,996	8,640
Intersegment revenue	(48)	(241)	(615)	(807)

Net commissions and fees	10,753	12,310	29,386	33,973
Intercompany commissions and fees	18,477	17,329	58,147	41,984

Gross commissions and fees	$29,230	$29,639	$87,533	$75,957

Fee-for-service pre-tax income, excluding amortization	$1,506	$5,471	$2,719	$9,717

Pre-tax margin on fee-for-service income	5.2%	18.5%	3.1%	12.8%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE	PAGE 8
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED ADJUSTED GAAP EXPENSE RATIO SUMMARY

	FOR THE QUARTER		FOR THE NINE MONTHS
	ENDED SEPTEMBER 30,		ENDED SEPTEMBER 30,
(In Thousands)	2009	2008	2009	2008
Net earned premiums	$137,399	$104,243	$393,577	$247,296
Less: Unconsolidated net loss and LAE	88,602	68,440	238,956	156,378
Unconsolidated policy acquisition and other underwriting expenses	42,252	32,358	122,927	76,141

Underwriting income	$6,545	$3,445	$31,694	$14,777

GAAP combined ratio as reported	95.3%	96.7%	91.9%	94.0%

Specialty risk management operations pre-tax income	$20,501	$11,857	$68,787	$40,386
Less: Underwriting income	6,545	3,445	31,694	14,777
Net investment income and capital losses	12,022	3,332	33,811	17,220

Fee-based operations pre-tax income	1,934	5,080	3,282	8,389
Agency operations pre-tax (loss) income	(428)	391	(563)	1,328

Total fee-for-service pre-tax income	$1,506	$5,471	$2,719	$9,717

GAAP expense ratio as reported	30.8%	31.0%	31.2%	30.8%
Adjustment to include pre-tax income from total fee-for-service income (1)	1.1%	5.2%	0.7%	3.9%

GAAP expense ratio as adjusted (2)	29.7%	25.8%	30.5%	26.9%
GAAP loss and LAE ratio as reported	64.5%	65.7%	60.7%	63.2%

GAAP combined ratio as adjusted	94.2%	91.5%	91.2%	90.1%

Reconciliation of consolidated pre-tax income:
Specialty risk management operations pre-tax income:
Fee-based operations pre-tax income	$1,934	$5,080	$3,282	$8,389
Underwriting income	6,545	3,445	31,694	14,777
Net investment income and capital losses	12,022	3,332	33,811	17,220

Total specialty risk management operations pre-tax income	20,501	11,857	68,787	40,386

Agency operations pre-tax (loss) income	(428)	391	(563)	1,328
Less: Holding company expenses	918	875	3,910	2,495
Interest expense	2,620	2,333	8,061	4,898
Amortization expense	1,422	1,531	4,350	4,645

Consolidated pre-tax income	$15,113	$7,509	$51,903	$29,676

(1)	Adjustment to include pre-tax income from total fee-for-service income is calculated by dividing total fee-for-service income by net earned premiums.

(2)	While the adjusted GAAP expense ratio is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. The adjusted GAAP expense ratio is the GAAP expense ratio, as reported, less the adjustment to include pre-tax income from total fee-for-service income. Management believes this information is beneficial as our GAAP expense ratio includes the impact of the margin associated with our fee-based operations. If the profit margin from our fee-for-service business is recognized as an offset to our underwriting expense, a more realistic picture of our operating efficiency emerges.

EARNINGS RELEASE	PAGE 9
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED HISTORICAL INCOME STATEMENT INFORMATION

(In Thousands, Except
Share & Per Share Data)	2006A	2007A	Q108A	Q208A	Q308A	Q408A	2008A	Q109A	Q209A	Q309A

SUMMARY DATA
Gross written premiums	$330,872	$346,451	$90,468	$94,370	$134,418	$138,427	$457,683	$159,991	$156,891	$188,985
Net written premiums	262,668	280,211	71,399	76,071	112,465	115,259	375,194	133,516	134,524	158,705

INCOME STATEMENT

REVENUES
Net earned premiums	$254,920	$268,197	$66,022	$77,031	$104,243	$122,425	$369,721	$129,038	$127,140	$137,399
Commissions and fees (net)	41,172	45,988	12,031	9,632	12,309	8,932	42,904	10,237	8,396	10,753
Net investment income	22,075	26,400	7,148	6,917	10,622	11,937	36,624	12,342	12,397	12,764
Net realized gains (losses)	69	150	(31)	(146)	(7,290)	(3,955)	(11,422)	(1,992)	(958)	(742)

Total Revenues	318,236	340,735	85,170	93,434	119,884	139,339	437,827	149,625	146,975	160,174

EXPENSES
Net losses & loss adjustment expenses	146,293	150,969	37,661	43,542	63,932	67,750	212,885	69,787	70,464	83,553
Policy acquisition and other underwriting expenses	50,479	53,717	13,147	12,716	19,470	23,961	69,294	23,969	27,139	28,824
Other administrative expenses	28,824	32,269	8,832	7,960	8,055	10,153	35,000	10,393	9,917	9,013
Salaries & employee benefits	54,569	56,433	12,755	14,143	17,056	18,908	62,862	19,827	19,945	19,629
Amortization expense	590	1,930	1,551	1,563	1,531	1,665	6,310	1,508	1,420	1,422
Interest expense	5,976	6,030	1,311	1,254	2,333	2,783	7,681	2,782	2,659	2,620

Total Expenses	286,731	301,348	75,257	81,178	112,377	125,220	394,032	128,266	131,544	145,061

INCOME BEFORE TAXES AND EQUITY EARNINGS	31,505	39,387	9,913	12,256	7,509	14,119	43,797	21,359	15,431	15,113
Income tax expense	9,599	11,726	2,911	3,879	3,338	6,539	16,667	7,874	3,827	4,167
Equity earnings of affiliates	128	331	56	61	26	126	269	55	41	73

NET INCOME	$22,034	$27,992	$7,058	$8,438	$4,199	$7,706	$27,401	$13,540	$11,645	$11,019

Net realized capital gain (loss), net of tax	45	97	(20)	(95)	(6,739)	(4,562)	(11,416)	(2,797)	(287)	(669)

OPERATING INCOME	$21,989	$27,895	$7,078	$8,533	$10,938	$12,268	$38,817	$16,337	$11,932	$11,688

Amortization expense	590	1,930	1,551	1,563	1,531	1,665	6,310	1,508	1,420	1,422

OPERATING INCOME, excluding amortization expense	$22,579	$29,825	$8,629	$10,096	$12,469	$13,933	$45,127	$17,845	$13,352	$13,110

Weighted average common shares outstanding	29,566,141	33,101,965	37,103,270	37,126,911	47,595,572	57,780,625	44,995,712	57,410,327	57,516,750	57,563,263
Shares O/S at end of the period	29,107,818	36,996,287	37,021,032	37,021,032	57,644,022	57,341,989	57,341,989	57,447,707	57,447,707	57,147,872

PER SHARE DATA (Diluted)
Net income	$0.75	$0.85	$0.19	$0.23	$0.09	$0.13	$0.61	$0.24	$0.20	$0.19
Net realized gain (loss), net of tax	$0.01	$0.01	$—	$—	$(0.14)	$(0.08)	$(0.25)	$(0.04)	$(0.01)	$(0.01)
Operating income	$0.74	$0.84	$0.19	$0.23	$0.23	$0.21	$0.86	$0.28	$0.21	$0.20
Operating income, excluding amortization expense	$0.76	$0.90	$0.23	$0.27	$0.26	$0.24	$1.00	$0.31	$0.23	$0.23

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio	62.3%	61.2%	61.7%	61.2%	65.7%	59.5%	62.0%	58.0%	59.4%	64.5%
GAAP Expense ratio	34.5%	34.2%	32.2%	29.3%	31.0%	32.3%	31.3%	29.7%	33.3%	30.8%

GAAP Combined ratio	96.8%	95.4%	93.9%	90.5%	96.7%	91.8%	93.3%	87.7%	92.7%	95.3%

Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$254,920	$268,197	$66,022	$77,031	$104,243	$122,425	$369,721	$129,038	$127,140	$137,399

Consolidated net loss and LAE	$146,293	$150,969	$37,661	$43,542	$63,932	$67,750	$212,885	$69,787	$70,464	$83,553
Intercompany claim fees	12,553	13,058	3,106	3,629	4,508	5,053	16,296	5,108	4,995	5,049

Unconsolidated net loss and LAE	$158,846	$164,027	$40,767	$47,171	$68,440	$72,803	$229,181	$74,895	$75,459	$88,602

GAAP Net loss and LAE ratio	62.3%	61.2%	61.7%	61.2%	65.7%	59.5%	62.0%	58.0%	59.4%	64.5%

Consolidated Policy acquisition and other underwriting expenses	$50,479	$53,717	$13,147	$12,716	$19,537	$23,949	$69,349	$23,969	$27,139	$28,824
Intercompany administrative and other underwriting fees	37,442	37,890	8,088	9,832	12,821	15,630	46,371	14,366	15,201	13,428

Unconsolidated policy acquisition and other underwriting expenses	$87,921	$91,607	$21,235	$22,548	$32,358	$39,579	$115,720	$38,335	$42,340	$42,252

GAAP Expense ratio	34.5%	34.2%	32.2%	29.3%	31.0%	32.3%	31.3%	29.7%	33.3%	30.8%

GAAP Combined Ratio	96.8%	95.4%	93.9%	90.5%	96.7%	91.8%	93.3%	87.7%	92.7%	95.3%

Unconsolidated Commissions & Fees
Managed programs:
Management fees	$18,714	$23,963	$6,032	$4,174	$6,972	$3,990	$21,168	$5,278	$3,821	$6,142
Claims fees	8,776	9,025	2,180	2,305	2,304	2,090	8,879	1,966	2,006	1,802
Loss control fees	2,216	2,151	510	625	467	467	2,069	489	520	493
Reinsurance brokerage	735	929	296	98	177	157	728	65	90	333

Total managed programs	30,441	$36,068	9,018	7,202	9,920	6,704	$32,844	7,798	6,437	8,770
Agency commissions	12,285	11,316	3,328	2,681	2,631	2,425	11,065	2,794	2,171	2,031
Intersegment commissions and fees	(1,554)	(1,396)	(315)	(251)	(241)	(197)	(1,004)	(355)	(212)	(48)

Net Commissions and fees	41,172	45,988	12,031	9,632	12,310	8,932	42,905	10,237	8,396	10,753
Intercompany commissions and fees	49,995	50,948	11,194	13,461	17,329	20,683	62,667	19,474	20,196	18,477

Gross commissions and fees	$91,167	$96,936	$23,225	$23,093	$29,639	$29,615	$105,572	$29,711	$28,592	$29,230